UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2016

Date of Report

(Date of earliest event reported)

INSYNERGY PRODUCTS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	27-1781753 (IRS Employer Identification No.)
2501 West Burbank Blvd., Suite 201, Burbank, California (Address of principal executive offices)		91505 (Zip code)

Registrant’s telephone number, including area code:  818-760-1644

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of material subsequent product returns, management of Insynergy Products, Inc. (the “Company”) have determined that the Company must recognize a return allowance for the year ended December 31, 2015. Accordingly, on May 16, 2016 our Chief Financial Officer concluded that previously issued financial statements for the fiscal year ended December 31, 2015 should no longer be relied upon.

The Company intends to amend our Form 10-K for the year ended December 31, 2015 to restate the financial statements for the year ended December 31, 2015.  In addition, the Company expects to file the Form 10-Q for the period ended March 31, 2016 upon completion of the amendment to the Form 10-K.

The facts underlying the conclusion to restate the financial statements are as follows:  Subsequent to the year ended December 31, 2015, we received a large return valued at approximately $185,000 from one of our vendors and have another return valued at approximately $141,000 pending. As a result, we believe it is necessary to account for these returns as of December 31, 2015 as well as establish a revenue reserve for other possible returns in the future.

Our Chief Financial Officer discussed with our independent accountant, Haynie & Company, the matters disclosed in this current report.  We are currently preparing a first amendment to the Form 10-K for the year ended December 31, 2015 that will reflect the subsequent product returns as well as an allowance for sales.  Investors, potential investors and other readers of our SEC filings are cautioned not to rely on the financial statements that have not been restated for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insynergy Products, Inc.
May 19, 2016

By: /s/ Sanford Lang

Sanford Lang, Chairman of the Board

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